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                                                                EXHIBIT 10.20

                          STRATEGIC ALLIANCE AGREEMENT
                       Promedix.com, Inc. and Omnicell.com

         This Strategic Alliance Agreement ("Agreement") is entered into this 6th day of June, 2000 ("Effective Date") by and between Omnicell.com, a California corporation ("Omnicell"), and Promedix.com, Inc. a Delaware corporation ("Promedix") (collectively "Parties").

1.   PURPOSE.     Omnicell is in the business of maintaining a proprietary
     Internet-based electronic requisition and procurement system through its Omnibuyer(TM)and Omnisupplier(TM)applications ("Omnibuyer Services") to Omnicell customers ("Customers") for medical/surgical supplies, durable medical products, pharmaceutical supply and general supplies and services to hospitals, acute care treatment, long-term care and home-care treatment facilities. Promedix is in the business of maintaining a proprietary Internet-based electronic procurement system application ("Promedix System") for specialty medical products ("Products"). The Parties wish to enter into a strategic alliance to jointly market the Promedix System and services to current and potential Omnicell Customers and potential Promedix suppliers ("Suppliers") of Products.

2.   LICENSE AND USE OF THE PROMEDIX SYSTEM.

     2.1 LICENSE. Promedix grants Omnicell a non-exclusive, non-transferable, and worldwide license to use the Promedix System for internal purposes ("License"). No right is granted to use the Promedix System in combination with procurement software provided by other vendors.

     2.2 OMNICELL CUSTOMER USE. Promedix shall enter into a Promedix Customer Agreement with Omnicell Customers whereby Promedix shall assign a password ("Password") and a unique identifier ("User ID") to each Omnicell Customer to enable access and use of the Promedix System.

     2.3 OBLIGATIONS. Omnicell shall not (i) copy, alter, modify or adapt the Promedix System or data from the Promedix System, (ii) decompile, disassemble, or reverse engineer the Promedix System, (iii) rent, lease, distribute, transfer, reproduce or externally display the Promedix System, or (iv) time share, sublicense, operate as a service bureau using the Promedix System, or otherwise perform transactions for other parties using the Promedix System.

     2.4 SOURCE CODE LICENSE. This License does not grant access to or provide any rights in source code. The Software may be used only in binary executable form.

     2.5 OWNERSHIP. Promedix shall own all right, title and interest in and to the Promedix System and all modifications thereto. Title to, or ownership of the Promedix System (including any adaptations or copies) is not transferred to Omnicell under this Agreement.

     2.6 EXPORT RESTRICTIONS. Omnicell may not download, export or re-export the Software or any underlying information or technology of the Promedix System in violation of any export provisions of the United States or any other applicable jurisdiction, including without limitation, the Export Administration Act of 1979 and related regulations.

3.   STRATEGIC ALLIANCE COMMITMENTS.

     3.1 INTEGRATION. Promedix will become a supplier of specialty medical Products and services to Omnicell Customers through the integration of Promedix' electronic marketplace site. The Promedix electronic marketplace will be integrated with OmniSupplier or MarketSite.net "Supplier Hosted" configuration in accordance with an implementation and integration schedule to be agreed by the Parties within sixty (60) days of the Effective Date.

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     3.2 OMNICELL CUSTOMERS. Promedix may execute Customer agreements with
     Omnicell-introduced Customers that shall terminate or expire simultaneous to the termination or expiration of this Agreement.

     3.3 PROMEDIX SUPPLIERS. Promedix may execute Supplier agreements with Omnicell-introduced Suppliers. Such Supplier agreements may survive the termination or expiration terms of this Agreement.

4. TRANSACTION FEES. Within thirty (30) days after the end of each month, Promedix shall pay Omnicell a percentage of the aggregate dollar value of a purchase order received by Promedix from Omnicell Customers for procurement services as follows:

         (a) For Promedix Suppliers with Usage Fees greater than [*] percent ([*]%), the transaction fee payable by Promedix to Omnicell shall be [*] percent ([*]%) of the aggregate Purchase Order amount.

         (b) For Promedix Suppliers with Usage Fees of [*] percent ([*]%) or less, the transaction fee payable by Promedix to Omnicell shall be [*] percent ([*]%) of the aggregate Omnicell Customer's Purchase Order amount.

     Usage Fees are the difference in the price paid to a Supplier by Promedix and the price charged to a Customer by Promedix, expressed as a function of the price paid by the Customer. Invoice values are less any shipping or taxes included on invoice.

5. JOINT MARKETING. The Parties shall each designate a liaison ("Liaison") to serve as the their contact representative responsible for the development and deployment of all joint marketing operations. The Liaisons shall participate in a business operations review meeting every month by conference call and every quarter in person to be held alternatively at the Parties' respective sites. The Parties will support joint marketing and sales initiatives as agreed upon in advance by each Party's Liaison. These initiatives may include but shall not be limited to items such as:

              (a) Joint speaking engagements at industry conferences (within certain parameters agreeable to each Party);

              (b) Joint sponsorship of educational marketing seminars (within certain parameters agreeable to each Party);

              (c) Cooperative marketing and cooperative advertising in industry publications and periodicals (within certain parameters agreeable to each Party); or

              (d) Joint sales calls and proposal development with targeted clients.

     5.1 MARKETING EXPENSES. Expenses associated with joint marketing and sales activities will be borne by each Party as agreed prior to incurring the expenses.

6. REFERRALS. Either Party may choose to refer the other Party's products and/or services to its respective current and potential Omnicell Customers and potential Promedix Suppliers ("Clients"). All referrals shall be based upon the business needs identified by such Clients. In the case of such referrals, neither Party expects to receive a commission, finder's fee, or other similar financial incentive from the other Party. The Parties recognize and agree that they may refer the Products and/or services of other vendors or consultants to their current or prospective Clients. Each of the Parties shall be responsible for its own employees and for effecting the work and cost for which it has responsibility. In addition, each Party shall be exclusively responsible for any liability associated with its respective proposals or engagements. Other than as specifically provided herein, neither Party shall be obligated to collaborate with the other Party in any particular instance.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTION 200.80(b)(4), 200.83 AND
230.406.

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     6.1 OMNIBUYER ACCOUNT CUSTOMERS. Omnicell agrees to promote Promedix and the Promedix services to all of its OmniBuyer Customers, including but not limited to hospital clinics, acute care centers. Omnicell will introduce Promedix to each future Omnicell Customer account signed by Omnicell for OmniBuyer Services within thirty (30) days of that account being signed by Omnicell. Omnicell will introduce Promedix to its existing Customers within sixty (60) days of the Effective Date.

     6.2 SUPPLIER RECRUITMENT. Omnicell agrees to collaborate with Promedix in approaching potential Promedix Suppliers. Omnicell will introduce Promedix to all of Omnicell's current signed specialty medical Suppliers who are not already signed with Promedix within sixty (60) days of the Effective Date. Omnicell and Promedix agree to meet quarterly to discuss Supplier adoption and share Supplier lists.

7. MARKETING AND REFERRAL COSTS. Neither Party shall be liable to the other for any cost, expense or liability arising out of this Agreement nor its implementation except as otherwise specified in this Agreement. Furthermore, the Parties agree that any and all costs, expenses, or liabilities of the Parties arising out of this Agreement or its implementation shall be the responsibility of each Party separately and individually unless agreed to by the Parties in writing.

8. AUDIT. During the term of this Agreement and for one (1) year after the termination or expiration hereof, Omnicell shall have the right, at its expense to audit Promedix Supplier Usage Fees and Promedix shall have the right, at its expense to audit Omnicell's use of Omnicell's Customer identification information. Such audit shall not interfere unreasonably with either Party's business activities, breach confidentiality terms, and shall be conducted upon no less than ten (10) business days prior written notice to the other Party.

9. CUSTOMER ORDERS AND PAYMENT TERMS. Customer's purchases of Products through the Promedix System shall be subject to the terms and conditions set forth in the Promedix Customer Enterprise Agreement. The Customer will submit orders for Products through the Promedix System. Promedix shall invoice Customer and receive payment from Customer. Until full payment has been received, Promedix reserves a purchase money security interest in the Products sold.

10. INTELLECTUAL PROPERTY RIGHTS. Except as specifically contained herein, nothing contained in this Agreement shall be construed as granting to the other Party either expressly, by implication, estoppel, or otherwise, any license under any invention or patent, trademark, copyright, or trade secret, owned or controlled by the disclosing Party.

11. TERM AND TERMINATION This Agreement shall become effective as of the Effective Date and shall remain in effect for a period of three (3) years after the first day of the month following the Effective Date, and shall automatically renew for an additional one (1) year period unless terminated earlier in accordance with the provisions of this Section.

     11.1.TERMINATION FOR CONVENIENCE. Either Party may terminate this Agreement solely for convenience by giving the other party at least ninety (90) days prior written notice.

     11.2.TERMINATION FOR CAUSE. Either Party may terminate this Agreement for the substantial breach by the other Party of any material term. The terminating Party shall first give the breaching Party written notice of the alleged breach and a reasonable period of at least thirty (30) days in which to cure the alleged breach. If the breach is not cured within the cure period, the terminating party may terminate this Agreement upon written notice to the breaching Party.

     11.3.EFFECT OF TERMINATION. Upon the termination of this Agreement,
          Omnicell shall immediately cease all use of the Promedix System and each Party shall return to the other Party all software along with all Confidential Information belonging to such other Party.

12. PUBLIC RELEASE OF INFORMATION. The Parties shall jointly and individually issue press releases with prior written approval by the Parties to communicate the subject matter related to this Agreement.

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13.  NON-SOLICITATION. The Parties agree to not knowingly engage in any attempt to solicit for employment, or to engage as independent contractors, whether directly or indirectly, such of the other's employees or independent contractors who have worked on operations in connection with this Agreement or who have provided training, support or other development, technical, sales or marketing assistance which is the subject of or provided for under this Agreement for the period ending one year after the termination of this Agreement, except as may be otherwise agreed to in writing by both Parties.

14. EXCLUSIVITY The Parties agree that during the term of this Agreement each Party will be free to enter into relationships with other firms conditioned by the strategic alliance commitments of this Agreement. Each Party is also free to prepare and submit proposals independent of the other Party conditioned by the strategic alliance commitments of this Agreement. Any effort made by either Party pursuant to this subparagraph is subject to the confidentiality provisions herein.

15. CONFIDENTIAL INFORMATION. The Parties anticipate it may be necessary for either or both Parties to furnish to the other information of a confidential and proprietary nature, including information furnished to Omnicell or Promedix by clients of either Party. Such information may be oral, written, or in machine-readable form which may comprise data, knowledge, ideas or other information of an important and competitive nature. Each of the Parties agrees that it will use the same degree of care to protect such information from disclosure to third parties as is used to protect its own information of similar importance. Disclosures of such information shall be restricted to those individuals who are bound to this Agreement or similar confidentiality provisions. The information furnished to either Party may only be used and reproduced in performance of its respective obligations under this Agreement. Upon expiration or termination of this Agreement, each Party shall return all tangible Confidential Information received from the other Party. These confidentiality obligations shall survive for three (3) years after expiration or termination of this Agreement. The restrictions of reproduction, disclosure, or use of confidential information shall not apply if any of the following conditions exist:

     15.1.If the information has been developed independently by the receiving Party;

     15.2.If the information has been lawfully received from other sources;

     15.3.If the information is published by the disclosing Party or is disclosed to others, without restriction;

     15.4.If such information otherwise comes within the public knowledge or becomes generally known to the public;

     15.5.If such information is disclosed pursuant to a validly issued court order, subpoena or other legal process provided that promptly upon receiving such order, subpoena or process, the Party would notify the other Party to aid in affording an opportunity to seek a protective order covering the subpoenaed material; or

     15.6.If such information is known to receiving Party prior to disclosure hereunder.

16.  LIMITED WARRANTY

     16.1.PRODUCTS. Promedix provides no warranty with respect to the Products sold hereunder. The only warranties on the Products will be those provided directly from the Supplier. Except to the extent expressly stated in Supplier's warranty, THE PRODUCTS ARE SOLD "AS IS" AND PROMEDIX DISCLAIMS AND EXCLUDES BY MUTUAL AGREEMENT ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, STATEMENTS AND LIABILITY WHETHER OR NOT EXPRESSLY SET OUT IN ANY OTHER DOCUMENT OR IMPLIED BY LAW, STATUTE, OR CUSTOM OR WHICH WOULD OTHERWISE BE APPLICABLE THERETO, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT.

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     16.2.SERVICES AND PROMEDIX SYSTEM. OMNICELL.COM PROVIDES SERVICES, AND
          PROMEDIX PROVIDES SERVICES AND THE PROMEDIX SYSTEM "AS IS" AND EACH PARTY DISCLAIMS AND EXCLUDES ANY AND ALL OTHER EXPRESS, IMPLIED, AND STATUTORY WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF GOOD TITLE, WARRANTIES AGAINST INFRINGEMENT, AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY WARRANTS THAT THEIR RESPECTIVE SERVICES/SYSTEM WILL SATISFY THE OTHER PARTY'S, THE SUPPLIER'S OR CUSTOMER'S REQUIREMENTS OR THAT SUCH SERVICES/SYSTEM IS WITHOUT DEFECT OR ERROR OR THAT THE OPERATION OF THE SAME WILL BE UNINTERRUPTED. NEITHER PARTY MAKES ANY WARRANTIES REGARDING ANY TECHNICAL SERVICES OR SUPPORT.

17. OMNICELL INDEMNIFICATION. Omnicell shall indemnify, defend, and hold harmless Promedix, Customers, Suppliers, and their respective employees, agents, successors, officers, and assigns, from any suits, losses, claims, demands, liabilities, costs and expenses (including attorney and accounting fees) that Promedix, Customers or Supplier may sustain or incur arising from (a) Omnicell's failure to comply with any applicable laws and regulations (including without limitation those regarding the export of products or technology abroad, the Toxic Substance Control Act, and the Food, Drug and Cosmetic Act) or to obtain any licenses or approvals from the appropriate government agencies necessary to concerning the purchase, sell and use the Products, or (b) Omnicell's breach of any of its obligations set forth in this Agreement. In connection with the foregoing indemnity obligation, Promedix will provide Omnicell with (i) prompt written notice of such claim; (ii) control over the defense and settlement of such claim; and (iii) proper and full information and assistance at Promedix's expense to settle and/or defend any such claim. Notwithstanding the foregoing, Omnicell shall not settle any such claim, suit or proceeding without the written consent of Promedix, which shall not be unreasonably withheld.

     17.1.OMNICELL THIRD PARTY INFRINGEMENT INDEMNIFICATION. Omnicell agrees, at its own expense, to defend or at its option to settle any claim or action brought against Promedix on the issue of infringement of any patent of any Omnicell System, including Commerce One, and to indemnify and hold Promedix harmless against any and all suits, losses, claims, demands, liabilities, expenses, damages and costs, including legal fees, that are attributable to such claim. Omnicell shall be relieved of the foregoing obligation unless Promedix provides Omnicell with (a) prompt written notice of such claim or action, (b) sole control and authority over the defense or settlement of such claim or action and (c) proper and full information and reasonable assistance, at Omnicell's expense to defend and/or settle any such claim or action.

         17.1.1. ENJOINED USE. If any Omnicell System, including Commerce One, is held to infringe and use is enjoined, Promedix agrees to permit Omnicell, at Omnicell's option and expense, to: (a) replace or modify the Omnicell System so that it becomes non-infringing; or (b) procure for Promedix the right to continue to use the Omnicell System, or, if the foregoing alternatives are not reasonably available to Omnicell, (c) terminate this Agreement.

         17.1.2. INDEMNIFICATION LIMITATION. OMNICELL'S LIABILITY UNDER THIS
               SECTION 17.1. "OMNICELL THIRD PARTY INFRINGEMENT INDEMNIFICATION," IS LIMITED BY SECTION "LIMITATION OF LIABILITY." THIS SECTION 17.1.2. STATES THE ENTIRE LIABILITY AND OBLIGATION OF OMNICELL TO PROMEDIX AND THE EXCLUSIVE REMEDY OF PROMEDIX , REGARDING ANY ALLEGED OR ACTUAL INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

18.  PROMEDIX  INDEMNIFICATION.   Promedix shall indemnify, defend, and hold
     harmless Omnicell, Customers, Suppliers, and their respective employees, agents, successors, officers, and assigns, from any suits, losses, claims, demands, liabilities, costs and expenses (including attorney and accounting fees) that Omnicell, Customers or Supplier may sustain or incur arising from (a) Promedix's failure to comply with any applicable laws and regulations (including without limitation those regarding the export of products or technology abroad, the Toxic Substance Control Act, and the Food, Drug and Cosmetic Act) or to obtain any licenses or approvals from the appropriate government agencies

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     necessary to concerning the purchase, sell and use the Products, or (b)
     Promedix's breach of any of its obligations set forth in this Agreement. In connection with the foregoing indemnity obligation, Omnicell will provide Promedix with (i) prompt written notice of such claim; (ii) control over the defense and settlement of such claim; and (iii) proper and full information and assistance at Omnicell's expense to settle and/or defend any such claim. Notwithstanding the foregoing, Promedix shall not settle any such claim, suit or proceeding without the written consent of Omnicell, which shall not be unreasonably withheld.

     18.1.PROMEDIX THIRD PARTY INFRINGEMENT INDEMNIFICATION. Promedix agrees, at its own expense, to defend or at its option to settle any claim or action brought against Omnicell on the issue of infringement of any patent of the Promedix System, and to indemnify and hold Customer harmless against any and all suits, losses, claims, demands, liabilities, expenses, damages and costs, including legal fees, that are attributable to such claim. Promedix shall be relieved of the foregoing obligation unless Omnicell provides Promedix with (a) prompt written notice of such claim or action, (b) sole control and authority over the defense or settlement of such claim or action and (c) proper and full information and reasonable assistance, at Promedix 's expense to defend and/or settle any such claim or action.

         18.1.1. ENJOINED USE. If the Promedix System is held to infringe and use of the Promedix System is enjoined, Omnicell agrees to permit Promedix, at Promedix's option and expense, to: (a) replace or modify the Promedix System so that it becomes non-infringing; or
               (b) procure for Customer the right to continue to use the Promedix System, or, if the foregoing alternatives are not reasonably available to Promedix, (c) terminate this Agreement.

         18.1.2. INDEMNIFICATION LIMITATION. PROMEDIX'S LIABILITY UNDER THIS SECTION "PROMEDIX THIRD PARTY INFRINGEMENT INDEMNIFICATION," IS LIMITED BY SECTION "LIMITATION OF LIABILITY." THIS SECTION
               18.1.2. STATES THE ENTIRE LIABILITY AND OBLIGATION OF PROMEDIX TO OMNICELL AND THE EXCLUSIVE REMEDY OF OMNICELL, REGARDING ANY ALLEGED OR ACTUAL INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

19. LIMITATION OF LIABILITY. THE PARTIES SHALL NOT BE LIABLE TO EACH OTHER OR ANY OTHER PARTY UNDER THIS AGREEMENT FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, ANY LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, LOST PROFITS OR GOODWILL, OR FOR INDIRECT, SPECIAL, RELIANCE, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND ARISING OUT OF THIS AGREEMENT, WHETHER IN A CONTRACT, TORT, OR OTHER ACTION FOR OR ARISING OUT OF BREACH OF WARRANTY, BREACH OF CONTRACT, DELAY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EVEN IF PROMEDIX OR OMNICELL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

20.  MISCELLANEOUS

     20.1.LAWS. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah and applicable federal (U.S.) laws. The choice of law rules forming part of the selected national law are excluded. Each party will, at its own expense, comply with any applicable law, statute, ordinance, administrative order, rule and regulation.

     20.2.DISPUTE RESOLUTION. The parties agree to negotiate in good faith to resolve all disputes arising under this Agreement. This meeting must be held before either party may seek any other method of dispute resolution, including judicial or governmental resolutions. Notwithstanding the foregoing, this section shall not be construed to prevent either Party from seeking and obtaining temporary equitable remedies, including injunctive relief.

     20.3.SEVERABILITY; MODIFICATION; WAIVER;. If any of the provisions of this Agreement are held to be invalid under any applicable statute or rule of law, then they are deemed omitted to that extent.

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          Except for Promedix's right to revise Product information and prices, no alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on any party unless both parties mutually assent to in writing. The waiver of one breach or default or any delay in exercising any rights shall not constitute a waiver of any subsequent breach or default.

     20.4.ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to its subject matter and is intended to be the final, complete, and exclusive statement of the terms of such agreement and understanding. This Agreement supersedes all other prior and contemporaneous agreements and statements on these subjects. Each party warrants that in entering into this Agreement, it has not relied upon or been induced by any representation or statement not expressly set forth in this Agreement.

     20.5.NO EMPLOYMENT OR AGENCY. Promedix and Omnicell are independent contractors. Nothing contained in this Agreement shall be construed to constitute Promedix and Omnicell as partners, agents or joint venturers with respect to this Agreement. Neither Omnicell nor Promedix has the authority to bind the other or to incur any liability for, or otherwise act on behalf of, the other.

     20.6.ASSIGNMENT. This Agreement shall be binding upon the parties and their respective successors and assigns. No party may assign any of its rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other party, which shall not be unreasonably withheld, provided, that Promedix shall have the right to assign its rights, obligations and privileges hereunder to a successor in business or an acquirer of all or substantially all of its business or assets to which this Agreement pertains without obtaining the consent of Omnicell.

     20.7.NOTICES. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by certified or registered letter, or by telecopy, by a courier service, or by electronic mail to the other party at its address first set forth above, or such new address as may from time to time be supplied by the parties. If mailed, notices will be deemed effective three (3) working days after deposit, postage prepaid, in the mail. If sent by telecopy, courier, or electronic mail, notices will be deemed effective upon confirmation of receipt by addressee.

     20.8.SURVIVABILITY. Sections 8, 10, 13, 15, 16, 17, 18, 19 and 20 and all payment obligations incurred prior to the termination of this Agreement, shall survive such termination.

     20.9.Force Majeure. Neither Party shall be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its reasonable control.

Promedix and Omnicell each represent that they have read and understand this Agreement, that by signing below they agree to be bound by the terms and conditions hereof, and that they have caused this Agreement to be executed by its duly authorized representative.

OMNICELL.COM                             PROMEDIX .COM, INC.

BY: /s/ Jeffrey L. Arbuckle              BY: /s/ Barrie Keiser
   ------------------------------           -----------------------------------
PRINT NAME: Jeffrey L. Arbuckle          PRINT NAME: Barrie Keiser
           ----------------------                   ---------------------------
TITLE: V.P. e-Commerce                   TITLE: President
      ---------------------------              --------------------------------